Exhibit 99.1

Cadence Financial Corporation Reports Third Quarter Results

STARKVILLE, Miss.--(BUSINESS WIRE)--October 28, 2008--Cadence Financial Corporation (NASDAQ: CADE), a $2 billion financial holding company whose principal subsidiary is Cadence Bank, N.A., today reported a net loss of $5.3 million, or $0.44 per diluted share, for the third quarter ended September 30, 2008, compared with net income of $2.6 million, or $0.22 per diluted share, for the third quarter of 2007.

“Cadence’s third quarter loss was due to a significant increase in our loan loss provision related to a credit downgrade on a single customer’s relationships,” stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. “We downgraded approximately $13 million in loans when all interest and principal payments were abruptly stopped by the customer during the third quarter of 2008. We continued to work with this customer until late into October to resolve this situation; however, no resolution has been reached. As a result, these loans were moved to non-performing status as of the third quarter of 2008 and they accounted for the majority of the increase in the loan loss provision compared with the second quarter of 2008.

“We are taking a conservative stance in accounting for problem loans. We increased our allowance for loan losses by $2.3 million in the latest quarter to build our reserves and account for the increase in non-performing loans. We also have a special assets team who is very proactive in identifying and mitigating credit issues. We believe these steps are an important part of our strategy to minimize future losses and preserve our capital,” continued Mr. Mallory.

Third Quarter Results

Net interest income declined 7.5% to $13.5 million in the third quarter of 2008 compared with $14.6 million in the third quarter of 2007. The decline in net interest income during the third quarter of 2008 was due to a 31 basis point decrease in net interest margin partially offset by a 3.5% increase in average earning assets. In addition, interest income and margin were reduced by interest reversals on loans moved to non-accrual status during the third quarter. These interest reversals reduced interest income in the third quarter 2008 by approximately $517,000, margin by 11 basis points and earnings by $0.03 per diluted share.

“Cadence’s net margin was down 11 basis points since the second quarter of 2008 as a result of loan yields declining at a faster rate than the cost of deposits and the effects of interest reversals on loans in the latest quarter,” continued Mr. Mallory. “We expect our margin to remain under pressure in the fourth quarter of 2008 based on the 50 basis point cut in interest rates in early October and the slowdown in new loan demand.”

Total interest income declined 20.4% to $24.9 million for the third quarter of 2008 compared with $31.3 million in the third quarter of 2007. Interest and fees on loans declined 23.8% due to a 205 basis point decrease in yields partially offset by a $46.7 million increase in average loan balances from the third quarter of 2007. Interest and dividends on investment securities fell 5.7% to $5.1 million compared with the third quarter of 2007 due to a 20 basis point decline in yield and a $6.3 million decrease in the average investment securities portfolio.

Cadence’s provision for loan losses was $11.7 million in the third quarter of 2008 compared with $3.2 million in the third quarter of 2007 and $3.3 million in the second quarter of 2008. The increase in the provision from the second quarter to third quarter of 2008 equates to $0.43 per diluted share. Approximately 62% of the third quarter 2008 provision was related to a single customer’s relationships as previously mentioned. At the end of the third quarter 2008, the allowance for loan losses increased to $18.1 million, or 1.3% of total loans, compared with $13.1 million, or 1.0% of total loans, in the third quarter of 2007.

“Our loans were down about $4.7 million from the second quarter of 2008 and reflected the softening economy in the majority of our markets,” stated Mr. Mallory. “We expect loan demand to remain weak into early 2009 based on current forecasts for the economy and our increased focus on credit quality rather than growing our loan portfolio.”

Total non-interest income rose 7.4% to $6.2 million in the third quarter of 2008 compared with $5.8 million in the third quarter of 2007. The increase in non-interest income in the latest quarter resulted from higher service charges on deposit accounts and insurance commissions and fees. Other non-interest income also increased $407,000 from the third quarter of last year and included a $443,000 gain on the sale of a branch that was previously closed. Mortgage income was down $222,000 from the third quarter of last year due to lower demand for refinancings and the soft real estate market.

Non-interest expense increased 24.8% to $17.2 million in the third quarter of 2008 compared with $13.8 million in the third quarter of 2007. The increase was due to higher other non-interest expenses, offset partially by lower salaries and net premises costs. Other non-interest costs rose $3.6 million due primarily to higher costs for ‘other real estate owned’ (OREO), including approximately $750,000 in costs related to loss on sale of OREO, OREO holding costs and legal fees. This compares with similar OREO costs of $100,000 in the third quarter of 2007. Other non-interest costs also included a $2.7 million charge in the third quarter of 2008 related to the write-down of other real estate to account for a decline in market value.

Pre-tax loss was $9.2 million in the third quarter of 2008 compared with pre-tax income of $3.5 million in the third quarter of 2007. The third quarter 2008 results included a tax credit of $3.9 million compared with income tax expense of $860,000 in the third quarter of 2007.

Net loss for the third quarter of 2008 was $5.3 million, or $0.44 per diluted share, compared with net income of $2.6 million, or $0.22 per diluted share, in the third quarter of 2007. Diluted weighted average shares outstanding increased 0.1% to 11.93 million in the third quarter of 2008 compared with 11.92 million in the third quarter of 2007.

Book value per share was $15.61 at September 30, 2008, and $16.12 at September 30, 2007. Shareholders’ equity was $185.9 million and $191.8 million at September 30, 2008 and 2007, respectively. Tangible book value per share (total capital less intangible assets) was $9.81 at September 30, 2008, and $10.24 at September 30, 2007.

“We announced a reduction in our cash dividend to $0.05 per share in August as part of our program to protect our capital base,” noted Mr. Mallory. “The reduced dividend saves approximately $2.4 million per quarter from the previous dividend payout and will help maintain Cadence as a ‘well-capitalized’ bank under regulatory standards.

“We are actively reviewing the government’s program to invest in banks through a preferred stock program. We believe this program could be a source of new funding for Cadence that would add to our capital base without being overly dilutive to shareholders. We also believe that if Cadence participates in the program, it would provide additional capital that could enhance our ability to execute our strategic growth initiatives as the economy improves,” concluded Mr. Mallory.

Nine-Month Results

Net interest income declined 1.4% to $42.1 million in the first nine months of 2008 compared with $42.7 million in the same period of 2007. Net loss for the first nine months of 2008 was $640,000, or $0.05 per diluted share, compared with net income of $6.3 million, or $0.53 per diluted share, in the same period of 2007.

The nine month results for 2008 include a $12.7 million ($0.66 per diluted share) increase in the loan loss provision to $18.0 million compared with $5.3 million in the prior year’s comparable period. The 2007 nine month results include a $5.1 million ($0.26 per diluted share) impairment loss on securities recorded in the second quarter of 2008. There was no comparable impairment loss in the 2008 period.

2008 Expectations

Expectations for the fourth quarter of 2008 are for net income to be in the range of $0.05 - $0.09 per diluted share. Cadence reported net income of $0.29 per diluted share in the fourth quarter of 2007.

The 2008 earnings estimates are based on lower margin due to the rate cut by the Federal Reserve, slower loan growth and continued softness in selected markets that is expected to result in an increase in the provision for loan losses compared with the fourth quarter of 2007.

Conference Call

Cadence Financial Corporation will provide an on-line, real-time webcast and rebroadcast of its third quarter results conference call to be held tomorrow, October 29, 2008. The live broadcast will be available on-line at www.cadencebanking.com under investor information as well as www.investorcalendar.com beginning at 10:00 a.m. (Eastern Time). The on-line replay will follow immediately and continue for 30 days.

About Cadence Financial Corporation

Cadence Financial Corporation is a $2.0 billion financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
SEPTEMBER 30,

(In thousands, except share data)

	2008	2007
ASSETS:

Cash and Due From Banks	$36,101	$40,714
Interest Bearing Deposits Due From Banks	7,869	6,782
Total Cash and Due From Banks	43,970	47,496

Securities:
Securities Available-for-Sale	412,680	415,407
Securities Held-to-Maturity	21,782	22,929
Total Securities	434,462	438,336

Federal Funds Sold and Securities Purchased Under Agreements To Resell	3,269	704

Other Earning Assets	18,763	18,070

Loans	1,349,711	1,323,473
Less: Allowance for Loan Losses	(18,146)	(13,078)
Net Loans	1,331,565	1,310,395

Premises and Equipment, Net	34,044	34,380
Interest Receivable	9,976	14,260
Other Real Estate Owned	14,671	9,661
Goodwill and Other Intangibles	69,035	70,024
Other Assets	25,326	22,766
Total Assets	$1,985,081	$1,966,092

LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits	$176,960	$178,536
Interest-Bearing Deposits	1,267,918	1,212,089
Total Deposits	1,444,878	1,390,625
Interest Payable	2,867	4,143

Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	111,055	99,889
Federal Home Loan Bank Borrowings	194,993	230,567
Subordinated Debentures	30,928	37,114
Other Liabilities	14,474	11,972
Total Liabilities	1,799,195	1,774,310

SHAREHOLDERS' EQUITY:

Common Stock - $1 Par Value, Authorized 50,000,000 Shares, Issued - 11,908,914 Shares at September 30, 2008 and 11,894,932 Shares at September 30, 2007	11,909	11,895
Surplus and Undivided Profits	176,670	183,550
Accumulated Other Comprehensive Income (Loss)	(2,693)	(3,663)
Total Shareholders' Equity	185,886	191,782
Total Liabilities and Shareholders' Equity	$1,985,081	$1,966,092

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share data)

	FOR THE THREE MONTHS		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30		ENDED SEPTEMBER 30
	2008	2007	2008	2007
INTEREST INCOME:

Interest and Fees on Loans	$19,592	$25,703	$63,095	$74,327
Interest and Dividends on Investment Securities	5,140	5,451	15,716	16,127
Other Interest Income	167	122	427	720
Total Interest Income	24,899	31,276	79,238	91,174

INTEREST EXPENSE:

Interest on Deposits	8,642	12,321	28,091	37,728
Interest on Borrowed Funds	2,718	4,315	9,047	10,767
Total Interest Expense	11,360	16,636	37,138	48,495
Net Interest Income	13,539	14,640	42,100	42,679
Provision for Loan Losses	11,703	3,150	18,003	5,279
Net Interest Income After Provision for Loan Losses	1,836	11,490	24,097	37,400

OTHER INCOME:

Service Charges on Deposit Accounts	2,453	2,394	6,791	6,890
Trust Department Income	542	594	1,684	1,821
Insurance Commission and Fee Income	1,428	1,219	3,844	3,834
Mortgage Loan Fee Income	275	497	983	1,309
Other Non-Interest Income	1,459	1,052	3,821	2,913
Gains (Losses) on Securities - Net	70	43	225	(89)
Impairment Loss on Securities	-	-	-	(5,097)
Total Other Income	6,227	5,799	17,348	11,581

OTHER EXPENSE:

Salaries and Employee Benefits	7,839	7,894	23,555	23,395
Net Premises and Fixed Asset Expense	1,990	2,134	5,994	6,308
Other Operating Expense	7,404	3,784	15,105	11,221
Total Other Expense	17,233	13,812	44,654	40,924

Income (Loss) Before Income Taxes	(9,170)	3,477	(3,209)	8,057
Applicable Income Tax Expense (Benefit)	(3,891)	860	(2,569)	1,727
Net Income (Loss)	$(5,279)	$2,617	$(640)	$6,330

Earnings (Loss) Per Share:
Basic	$(0.44)	$0.22	$(0.05)	$0.53
Diluted	$(0.44)	$0.22	$(0.05)	$0.53

Average Weighted Shares:
Primary	11,908,914	11,897,475	11,906,488	11,895,745
Diluted	11,934,956	11,919,884	11,929,823	11,917,591

CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

(in thousands, except per share data)

FOR THE THREE MONTHS ENDED SEPTEMBER 30:	2008	2007

Net Earnings (Loss)	$(5,279)	$2,617
Basic and Diluted Earnings (Loss) Per Share	(0.44)	0.22
Cash Dividends Per Share	0.05	0.25

ANNUALIZED RETURNS
Return on Average Assets	-1.1%	0.5%
Return on Average Equity	-11.2%	5.5%

FOR THE NINE MONTHS ENDED SEPTEMBER 30:	2008	2007

Net Earnings (Loss)	$(640)	$6,330
Basic and Diluted Earnings (Loss) Per Share	(0.05)	0.53
Cash Dividends Per Share	0.55	0.75

ANNUALIZED RETURNS
Return on Average Assets	0.0%	0.4%
Return on Average Equity	-0.4%	4.4%

SELECTED BALANCES AT SEPTEMBER 30:	2008	2007

Total Assets	$1,985,081	$1,966,092
Deposits and Securities Sold Under Agreements to Repurchase	1,499,933	1,430,564
Loans	1,349,711	1,323,473
Total Securities	434,462	438,336
Shareholders' Equity	185,886	191,782
Closing Market Price Per Share	9.25	17.60
Book Value Per Share	15.61	16.12
Tangible Equity	116,851	121,758
Tangible Book Value Per Share	9.81	10.24

CADENCE FINANCIAL CORPORATION

(amounts in thousands)

	9/30/08	6/30/08	9/30/07
LOAN BALANCES BY TYPE:
Commercial and Industrial	$222,620	$233,306	$233,507
Personal	33,349	32,487	33,437
Real Estate:
Construction	210,778	274,925	268,416
Commercial Real Estate	645,965	589,859	570,047
Real Estate Secured by Residential Properties	131,724	130,811	132,123
Mortgage	30,958	32,243	36,362
Total Real Estate	1,019,425	1,027,838	1,006,948
Other	74,317	60,741	49,581
Total	$1,349,711	$1,354,372	$1,323,473

ASSET QUALITY DATA:
Nonaccrual Loans	$24,618	$7,526	$5,818
Loans 90+ Days Past Due	4,532	3,174	4,652
Total Non-Performing Loans	29,150	10,700	10,470
Other Real Estate Owned	14,671	18,207	9,661
Total Non-Performing Assets	$43,821	$28,907	$20,131

Non-Performing Loans to Total Loans	2.2%	0.8%	0.8%
Non-Performing Assets to Total Loans and OREO	3.2%	2.1%	1.5%
Allowance for Loan Losses to Non-Performing Loans	62.3%	147.9%	124.9%
Allowance for Loan Losses to Total Loans	1.3%	1.2%	1.0%
Classified Assets to Capital	43.1%	30.4%	17.9%
Classified Loans to Capital	35.2%	20.3%	12.8%
Classified Loans to Total Loans	4.9%	2.8%	1.9%
Loans 30+ Days Past Due to Total Loans	2.3%	1.5%	1.5%
(loans not included in non-performing loans)
YTD Net Chargeoffs to Average Loans YTD	1.1%	0.4%	0.4%

NET CHARGEOFFS FOR QUARTER	$9,383	$2,496	$2,194

INTANGIBLE ASSET AMORTIZATION FOR QUARTER	$208	$218	$319

CADENCE FINANCIAL CORPORATION
LOANS AND DEPOSITS BY STATE/REGION

AS OF SEPTEMBER 30, 2008:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	29%	9%	6%	25%	17%	11%	3%	100%

DEPOSITS	64%	10%	1%	11%	6%	6%	2%	100%

AS OF SEPTEMBER 30, 2007:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	31%	10%	5%	29%	11%	10%	4%	100%

DEPOSITS	62%	11%	1%	14%	3%	6%	3%	100%

REAL ESTATE LOAN BALANCES BY STATE/REGION - LINKED QUARTERS ($ in thousands)

	9/30/08		6/30/08
	Balance	% of Total	Balance	% of Total
Mississippi	$230,060	23%	$228,067	22%
Tuscaloosa	97,212	10%	89,784	9%
Birmingham	68,527	7%	69,008	7%
Memphis	218,757	21%	236,370	23%
Middle Tennessee	204,543	20%	187,100	18%
Florida	130,777	13%	136,733	13%
Georgia	34,377	3%	35,778	3%
Administration	35,172	3%	44,998	5%
Total	$1,019,425	100%	$1,027,838	100%

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

(amounts in thousands)

	Average Balance
	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	9/30/08	9/30/07	6/30/08	9/30/08	9/30/07
EARNING ASSETS:
Net loans	$1,352,760	$1,306,073	$1,358,550	$1,352,819	$1,268,647
Federal funds sold and other interest-bearing assets	32,143	11,796	21,970	24,289	18,343
Securities:
Taxable	318,814	336,143	322,980	324,951	337,688
Tax-exempt	113,560	102,541	111,719	112,021	104,014
Totals	1,817,277	1,756,553	1,815,219	1,814,080	1,728,692

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	1,262,568	1,225,884	1,213,598	1,238,133	1,250,542
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	356,984	331,630	397,903	373,908	274,674
Totals	1,619,552	1,557,514	1,611,501	1,612,041	1,525,216

Net amounts	$197,725	$199,039	$203,718	$202,039	$203,476

	Interest For
	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	9/30/08	9/30/07	6/30/08	9/30/08	9/30/07
EARNING ASSETS:
Net loans	$19,592	$25,703	$20,458	$63,095	$74,327
Federal funds sold and other interest-bearing assets	167	122	136	427	720
Securities:
Taxable	3,971	4,377	3,980	12,240	12,877
Tax-exempt	1,169	1,074	1,156	3,476	3,250
Totals	24,899	31,276	25,730	79,238	91,174

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	8,642	12,321	8,784	28,091	37,728
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	2,718	4,315	2,904	9,047	10,767
Totals	11,360	16,636	11,688	37,138	48,495

Net amounts	$13,539	$14,640	$14,042	$42,100	$42,679

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

(amounts in thousands)

	Yields Earned
	And Rates Paid (%)
	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	9/30/08	9/30/07	6/30/08	9/30/08	9/30/07
EARNING ASSETS:
Net loans	5.76	7.81	6.06	6.23	7.83
Federal funds sold and other interest-bearing assets	2.07	4.10	2.49	2.35	5.25
Securities:
Taxable	4.95	5.17	4.96	5.03	5.10
Tax-exempt	4.10	4.16	4.16	4.14	4.18
Totals	5.45	7.06	5.70	5.83	7.05

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	2.72	3.99	2.91	3.03	4.03
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	3.03	5.16	2.94	3.23	5.24
Totals	2.82	4.24	2.92	3.08	4.25

Net margin	3.00	3.31	3.11	3.10	3.30

Note: Yields on a tax equivalent basis would be:
Tax-exempt securities	6.30	6.39	6.40	6.38	6.43
Total earning assets	5.65	7.35	5.84	5.97	7.19
Net margin	3.10	3.44	3.25	3.24	3.44

Tax equivalent income
(in thousands)	$630	$578	$623	$1,872	$1,750

CONTACT:
Cadence Financial Corporation
Richard T. Haston, 662-324-4258